UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2003

NAVISITE, INC.

(Exact Name of Registrant as Specified in Charter)

        Delaware                                                      000-27597                                     52-2137343

(State or Other Jurisdiction of Incorporation)         (Commission File Number)         (IRS Employer Identification No.

400 Minuteman Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (978) 682-8300

Item 2.    Acquisition or Disposition of Assets.

On April 2, 2003, NaviSite, Inc., a Delaware corporation (the “Registrant”), completed the acquisition of Conxion Corporation, a California corporation (“Conxion”), through the merger of Conxion into a wholly-owned subsidiary of the Registrant pursuant to an Agreement and Plan of Merger, dated as of March 26, 2003 (the “Agreement”), by and between the Registrant, Union Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Registrant and Conxion. Pursuant to the Agreement, the shareholders of Conxion received an aggregate of $1,925,000 in cash. The source of funds used for the acquisition of Conxion was cash on hand with the Registrant. The acquisition price was based on the parties’ determination of the fair value of Conxion and the terms of the Agreement were derived from arms-length negotiation among the parties. Each outstanding option to acquire capital stock of Conxion was terminated on or prior to the closing of the acquisition. Conxion is a provider of software distribution services and network/server security expertise for its customers.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of the Business Acquired: Not filed herewith; to be filed by amendment.

Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by June 16, 2003.

(b)	Pro Forma Financial Information: Not filed herewith; to be filed by amendment.

Pursuant to Item 7(b)(1) and (2) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by June 16, 2003.

(c)	Exhibits:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 26, 2003, by and between the Registrant and Conxion Corporation and Union Acquisition, Corp., a Delaware corporation and wholly-owned subsidiary of NaviSite, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISITE, INC.

Dated: April 17, 2003	By:	/s/ ARTHUR BECKER
Arthur Becker Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 26, 2003, by and between the Registrant and Conxion Corporation and Union Acquisition, Corp., a Delaware corporation and wholly-owned subsidiary of NaviSite, Inc.